As  filed  with  the Securities and Exchange Commission on November 27, 2001
                                                 Registration  No.
================================================================================

                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                    FORM  S-8
                             REGISTRATION  STATEMENT
                                      UNDER
                           THE  SECURITIES  ACT  OF  1933

                               ELGRANDE.COM,  INC.
             (Exact  name  of  registrant  as  specified  in  its  charter)

                Nevada                                    88-0409024
      (State  or  other jurisdiction           (IRS Employer Identification No.)
       of  incorporation  or  organization)

                Suite  302,  1132  Hamilton  Street,  Vancouver,  B.C.,
                                  V6B2S2  Canada
                    (Address  of  principal  executive  offices)

                             The  Elgrande.com,  Inc.
                             2001  Stock  Option  Plan
                            (Full  title  of  the  plan)

                               Michael  F.  Holloran
                      President  and  Chief  Executive  Officer
                               Elgrande.com,  Inc.
                         1132  Hamilton  Street,  Suite  302
                                 Vancouver,  B.C.
                                  V6B2S2  Canada
                     (Name  and  address  of  agent  for  service)

                                 (604)  689-0808
          (Telephone  number,  including  area  code  of  Agent  for  Service)

                                   Copies  to:
                               Michael  Paige,  Esq.
                            Jackson  &  Campbell,  P.C.
                       1120  20th  Street,  N.W.,  South  Tower
                             Washington,  D.C.  20036
                                 (202)  457-1600

                       CALCULATION  OF  REGISTRATION  FEE

                                                     Proposed
                                                     Maximum
                                   Proposed          Aggregate
Title of Securities Amount to Be   Maximum Offering  Offering   Amount  of
To Be Registered    Registered     Price Per Share   Price*     Registration Fee
------------------- -------------  ----------------  ---------  ----------------
Common  Stock,
$.001  Par  Value
Per  Share          3,000,000  shs       $0.11         $330,000       $82.50


(*)Pursuant to Rule 457(h)(1), under the Securities Act of 1933, computed on the basis of the average of the high and low prices of the Common Stock as reported in the over-the-counter market on November 14, 2001

                                     PART  I



              INFORMATION  REQUIRED  IN  THE  SECTION  10(a)  PROSPECTUS

ITEM  1:  PLAN  INFORMATION.

     Not  applicable.


ITEM  2:  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

      Not  applicable.



                                    PART  II

               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT



ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

         The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 000-28195, are hereby incorporated by reference in this Registration Statement:

1. The Company's Annual Report on Form 10-KSB under the Exchange Act, as filed with the Commission on August 21, 2001.

2. The Company's Registration Statement on Form 10-SB under the Exchange Act, as filed with the Commission on February 2, 1999, together with Amendment No. 1 thereto, filed with the Commission on April 21, 1999, and the description of common stock set forth therein, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES

         Not  Applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

         Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Chapter 78 - Private Corporations of Title 7 of the Nevada Revised Statutes (the "Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

Article 11 of the Company's By-laws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

         Not  Applicable.

ITEM  8.  EXHIBITS


Exhibits
--------------------
3.1 Articles of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10-SB filed with the Commission on February 2, 1999.

3.11     By-Laws  of  the  Company,  incorporated herein by reference to Exhibit
3.11 to the Company's Registration Statement on Form 10-SB filed with the Commission on February 2, 1999.

4.7*     Elgrande.com,Inc.  2001  Stock  Option  Plan.

5.1*     Opinion of Jackson & Campbell, P.C., counsel to the Company,  regarding the  legality  of  the  Common  Stock  being  registered.

23.1*     Consent  of  Williams  &  Webster,  P.S.
---------------------
*  Filed  herewith.

Item  9.  Undertakings

         The  undersigned  Registrant  hereby  undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on November 26, 2001.

                               ELGRANDE.COM,  INC.
                              (Registrant)

                               By: /s/ Michael F. Holloran
                               --------------------------------------
                               Title: President & Chief Executive and
                                       Financial Officer and Director


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.


        Signature                     Titles                     Date
---------------------------      --------------------------  -------------------

   /s/  Mariusz  Girt            Chief  Technology Officer    November 26, 2001
   ------------------------      and  Director
       Mariusz  Girt

   /s/  Paul  Morford            Secretary  and  Director     November 26, 2001
   ------------------------
       Paul  Morford

   /s/  Randal  Palach           Director                     November 26, 2001
   ------------------------
       Randal  Palach